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Exhibit 5.1

April 28, 2008

Ascent Solar Technologies, Inc.
8120 Shaffer Parkway
Littleton, CO 80127

  Re:
  Ascent Solar Technologies, Inc.
  Registration Statement on Form S-3
  (Registration No. 333-149740)

Ladies and Gentlemen:

        We are acting as counsel to Ascent Solar Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, of the Company's Registration Statement on Form S-3 (Registration No. 333-149740), as amended. The Registration Statement covers 3,250,000 shares of the Company's common stock, $0.0001 par value (the "Common Stock"), to be issued and sold pursuant to the terms of an underwriting agreement (the "Underwriting Agreement") by and between the Company and J.P. Morgan Securities Inc., as representative of the several underwriters named therein.

        In our capacity as such counsel, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Underwriting Agreement, and such corporate records, documents, certificates and other agreements and instruments as we have deemed necessary or appropriate to enable us to render the opinions hereinafter expressed.

        Based on the foregoing, and having regard for such legal considerations as we deem relevant, we are of the following opinions:

        1.     The Common Stock has been duly authorized by all necessary corporate action of the Company.

        2.     When issued and sold by the Company against payment therefor pursuant to the terms of the Underwriting Agreement, the Common Stock included therein will be validly issued, fully paid and non-assessable.

        We are members of the bar of the State of Oregon and are expressing our opinion only as to matters of Oregon law and the corporation law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting those laws.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus.

Very truly yours,
HOLLAND & KNIGHT LLP

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  Exhibit 5.1